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                                                                     EXHIBIT 5.1


                OPINION OF POWELL, GOLDSTEIN, FRAZER & MURPHY


                      POWELL, GOLDSTEIN, FRAZER & MURPHY
                          191 PEACHTREE STREET, N.E.
                            ATLANTA, GEORGIA  3030
                                (404) 572-6600


                                July 3, 1996



First Banking Company of Southeast Georgia
40 North Main Street
Statesboro, Georgia  30458

       Re:  Registration Statement on Form S-4 (Regis. No. 333-3679)

Ladies and Gentlemen:

        This opinion is given in connection with the filing by First Banking Company of Southeast Georgia ("First Banking"), a corporation organized and existing under the laws of the State of Georgia, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-4 ("Registration Statement") with respect to the shares of the $1.00 par value common stock of First Banking to be issued in connection with the proposed merger of FNB Bancshares, Inc. ("FNB") with and into First Banking (the "Merger").

        The Merger is intended to be effected pursuant to an Agreement and Plan of Merger dated as of March 13, 1996 (the "Agreement") between First Banking and FNB, pursuant to which each outstanding share of FNB common stock (other than shares held by FNB, First Banking or their subsidiaries or by shareholders who perfect their dissenters' rights) will be converted into and exchanged for the right to receive 0.892 shares of First Banking common stock and each option or warrant to purchase FNB common stock will be converted into and exchanged for the right to receive 0.466 shares of First Banking common stock for each share of FNB common stock subject to the option or warrant.

        In rendering this opinion, we have examined such corporate records and documents, including the Agreement, as we have deemed relevant and necessary as the basis for the opinion set forth herein.

        Based upon the foregoing, it is our opinion that the shares of First Banking common stock, when issued to the holders of FNB common stock in accordance with the terms and upon the fulfillment of the conditions set forth in the Agreement, such shares will be validly issued, fully paid and non-assessable under the Georgia Business Corporation Code.


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First Banking Company of Southeast Georgia
July 3, 1996
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        We hereby consent to the use of this opinion and to the reference made to our Firm under the caption "Legal Matters" in the Proxy Statement/Prospectus constituting part of the Registration Statement.


                                Very truly yours,


                    /S/ POWELL, GOLDSTEIN, FRAZER & MURPHY